PURCHASE AGREEMENT
                  Taco Cabana, San Antonio, TX

This AGREEMENT, entered into effective as of the 9 of September, 1997 .

l.  Parties.  Seller  is  AEI  Real  Estate  Fund  XVIII  Limited
Partnership ("Seller"), which presently holds an undivided 50.7347% interest in the fee title to that certain real property legally described in the attached Exhibit "A". (the "Entire Property") Buyer is Nick DeVito, Inc., a California Corporation ("Buyer"). Seller wishes to sell and Buyer wishes to buy a portion as Tenant in Common of Seller's interest in the Entire Property.

2. Property. The Property to be sold to Buyer in this transaction consists of an undivided 15.6724% percentage interest (hereinafter, simply the "Property") as Tenant in Common in the Entire Property. To the best of Seller's knowledge, the purchase of the Property is the purchase of an interest in real property under Texas law.

3. Purchase Price . The purchase price for this percentage interest in the Property is $305,000 all cash.

4. Terms. The purchase price for the Property will be paid by Buyer as follows:

     (a) When this agreement is executed, Buyer will pay $5,000 to Seller (the "First Payment"). The First Payment will be credited against the purchase price when and if escrow closes and the sale is completed, or otherwise dispersed pursuant to the terms of this Agreement.

     (b) Buyer will deposit the balance of the purchase price, $300,000 (the "Second Payment") into escrow in sufficient time to allow escrow to close on the Closing Date.

     (c) Seller hereby acknowledges receipt of the sum of $50.00 cash (the "Option Consideration") from Buyer, as consideration for execution of this Agreement by Seller. If the purchase and sale of the Property is consummated pursuant to this Agreement, the Option Consideration shall be applied toward the purchase price paid by Buyer. If this Agreement is terminated pursuant to a default by Seller hereunder, the Option Consideration shall be immediately returned by Seller to Buyer. If this Agreement is terminated for any reason other than a default by Seller hereunder, Seller shall be entitled to retain the Option Consideration.

5.  Closing Date.  Escrow shall close on or before September  30,
1997.

6. Due Diligence. Buyer will have until the expiration of the fifth business day (The "Review Period") after delivery of each of following items, to be supplied by Seller, to conduct all of its inspections and due diligence and satisfy itself regarding each item, the Property, and this transaction. Buyer agrees to indemnify and hold Seller harmless for any loss or damage to the Leased Premises or persons caused by Buyer or its agents arising out of such physical inspections of the Entire Property.

     (a) The original and one copy of a title insurance commitment for an Owner's Title insurance policy (see paragraph 8 below).

     (b) Copies of a Certificate of Occupancy or other such document certifying completion and granting permission to permanently occupy the improvements on the Entire Property as are in Seller's possession.



     Buyer Initial: /s/ V.D.F
     Purchase Agreement for Taco Cabana - San Antonio, TX



     (c) Copies of an "as built" survey of the Property done concurrent with Seller's acquisition of the Property.

     (d) Lease of the Entire Property showing occupancy date, lease expiration date, rent, and Guarantys, if any, accompanied by such tenant financial statements as may have been provided most recently to Seller by the Tenant and/or Guarantors.

     It is a contingency upon Seller's obligations hereunder that two (2) copies of Co-Tenancy Agreement in the form attached hereto duly executed by Buyer and Seller and dated on escrow Closing Date be delivered to the Seller on the Closing Date.

      Buyer may cancel this agreement for ANY REASON in its sole discretion by delivering a cancellation notice, return receipt requested, to Seller and escrow holder before the expiration of any Review Period. Such notice shall be deemed effective only upon receipt by Seller. If this Agreement is not canceled as set forth above, the First Payment shall be non-refundable unless Seller shall default hereunder.

      If Buyer cancels this Agreement as permitted under this Section, except for any escrow cancellation fees and any liabilities under sections 15(a) of this Agreement (which will survive), Buyer (after execution of such documents reasonably requested by Seller to evidence the termination hereof) shall be returned its First Payment, and Buyer will have absolutely no rights, claims or interest of any type in connection with the Property or this transaction, regardless of any alleged conduct by Seller or anyone else.

      Unless this Agreement is canceled by Buyer pursuant to the terms hereof, if Buyer fails to make the Second Payment, Seller shall be entitled to retain the First Payment and Buyer irrevocably will be deemed to have canceled this Agreement and relinquish all rights in and to the Property. If this Agreement is not canceled and the Second Payment is made when required, all of Buyer's conditions and contingencies will be deemed satisfied.

7. Escrow. Escrow shall be opened by Seller and funds deposited in escrow upon acceptance of this Agreement by both parties. The escrow holder will be a nationally-recognized escrow company selected by Seller. A copy of this Agreement will be delivered to the escrow holder and will serve as escrow instructions together with the escrow holder's standard instructions and any additional instructions required by the escrow holder to clarify its rights and duties (and the parties agree to sign these additional instructions). If there is any conflict between these other instructions and this Agreement, this Agreement will control.

8. Title. Closing will be conditioned on the commitment of a title company selected by Seller to issue an Owner's policy of title insurance, dated as of the close of escrow, in an amount equal to the purchase price, insuring that Buyer will own insurable title to the Property subject only to: the title company's standard exceptions; current real property taxes and assessments; survey exceptions; the rights of parties in possession pursuant to the lease defined in paragraph 11 below; and other items of record disclosed to Buyer during the Review Period.

      Buyer shall be allowed five (5) days after receipt of said commitment for examination and the making of any objections to marketability thereto, said objections to be made in writing or deemed waived. If any objections are so made, the Seller shall be allowed eighty (80) days to make such title marketable or in the alternative to obtain a commitment for insurable title insuring over Buyer's objections. If Seller shall decide to make no efforts to make title marketable, or is unable to make title marketable or obtain insurable title, (after execution by Buyer of such documents reasonably requested by Seller to evidence the termination hereof) Buyer's First Payment shall be returned and this Agreement shall be null and void and of no further force and effect.



     Buyer Initial: /s/ V.D.F
     Purchase Agreement for Taco Cabana - San Antonio, TX




     Pending correction of title, the payments hereunder required shall be postponed, but upon correction of title and within ten
(10) days after written notice of correction to the Buyer, the parties shall perform this Agreement according to its terms.

9. Closing Costs. Seller will pay one-half of escrow fees, the cost of the title commitment and any brokerage commissions payable except those brokerage commissions incurred by Buyer. The buyer will pay the cost of issuing a Standard Owners Title Insurance Policy in the full amount of the purchase price if Buyer desires to purchase the same. Buyer will pay all recording fees, one-half of the escrow fees, and the cost of an update to the Survey in Sellers possession (if an update is required by Buyer.) Each party will pay its own attorney's fees and costs to document and close this transaction.

10. Real Estate Taxes, Special Assessments and Prorations.

     (a)  Because the Entire Property (of which the Property is a part) is subject to a triple net lease (as further set forth in paragraph 11(a)(i), the parties acknowledge that there shall be no need for a real estate tax proration. However, Seller represents that to the best of its knowledge, all real estate taxes and installments of special assessments due and payable in all years prior to the year of Closing have been paid in full. Unpaid levied and pending special assessments existing on the date of Closing shall be the responsibility of Buyer and Seller in proportion to their respective Tenant in Common interests, pro-rated, however, to the date of closing; for the period prior to closing, such taxes and asessments shall be the responsibility of Seller, if Tenant shall not pay the same. Seller and Buyer shall likewise pay in proportion to their ownership interests all taxes due and payable in the year after Closing and any unpaid installments of special assessments payable therewith and thereafter, if such unpaid levied and pending special assessments and real estate taxes are not paid by any tenant of the Entire Property.

     (b) All income and all operating expenses from the Entire Property shall be prorated between the parties and adjusted by them as of the date of Closing. Seller shall be entitled to all income earned and shall be responsible for all expenses incurred prior to the date of Closing, and Buyer shall be entitled to its proportionate share of all income earned and shall be responsible for its proportionate share of all operating expenses of the Property incurred on and after the date of closing, if the same are not paid by any tenant of the Entire Property.

11. Seller's Representation and Agreements.

     (a)  Seller represents and warrants as of this date that:

     (i) Except for the lease in existence between Seller and Taco Cabana, Inc. ("Lessee"), dated July 19, 1991 which was assigned to Texas Taco Cabana LP pursuant to the General Assignment and Assumption of Leases between Taco Cabana, Inc. and TC Lease Holdings III, V and VI, Inc. dated October 31, 1993 and pursuant to the General Assignment and Assumption of Leases between TC Lease Holding III V and VI, Inc. and Texas Taco Cabana LP dated October 31, 1993 and pursuant to the Consents and Acknowledgments Concerning Net Lease Agreements between Taco Cabana, Inc. and AEI Real Estate Fund XVIII Limited Partnership dated June 2, 1994, Seller is not aware of any leases of the Property. A copy of the above referenced documents is incorporated herein as "Exhibit "B". The above referenced lease agreement has an option to purchase in favor of the Lessee as set forth in article 34 of said lease agreement.

     (ii)   It  is  not  aware  of  any  pending  litigation   or
     condemnation proceedings against the Property or Seller's interest in the Property.



     Buyer Initial: /s/ V.D.F
     Purchase Agreement for Taco Cabana - San Antonio, TX





     (iii) Except as previously disclosed to Buyer and as set forth in paragraph (b) below, Seller is not aware of any contracts Seller has executed that would be binding on Buyer after the Closing Date.

     (b) Provided that Buyer performs its obligations when required, Seller agrees that it will not enter into any new contracts prior to the Closing Date that would materially affect the Property and be binding on Buyer after the Closing Date without Buyer's prior consent, which will not be unreasonably withheld. However, Buyer acknowledges that Seller retains the right both prior to and after the Closing Date to freely transfer all or a portion of Seller's remaining undivided interest in the Entire Property provided such sale shall not encumber the Property being purchased by Buyer in violation of the terms hereof or the contemplated Co-Tenancy Agreement.

12. Disclosures.

     (a) To the best of Seller's knowledge: there are now, and at the Closing there will be, no material, physical or mechanical defects of the Property, including, without limitation, the plumbing, heating, air conditioning, ventilating, electrical systems, and all such items are in good operating condition and repair and in compliance with all applicable governmental , zoning and land use laws, ordinances, regulations and requirements.

     (b) To the best of Seller's knowledge: the use and operation of the Property now is, and at the time of Closing will be, in full compliance with applicable building codes, safety, fire, zoning, and land use laws, and other applicable local, state and federal laws, ordinances, regulations and requirements.

     (c) Seller knows of no facts nor has Seller failed to disclose to Buyer any fact known to Seller which would prevent the use and operation of the Property after the Closing in the manner in which the Property has been used and operated prior to the date of this Agreement.

     (d) To the best of Seller's knowledge: the Property is not, and as of the Closing will not be, in violation of any federal, state or local law, ordinance or regulations relating to industrial hygiene or to the environmental conditions on, under, or about the Property including, but not limited to, soil and groundwater conditions. To the best of Seller's knowledge: there is no proceeding or inquiry by any governmental authority with respect to the presence of Hazardous Materials on the Property or the migration of Hazardous Materials from or to other property. Buyer agrees that Seller will have no liability of any type to Buyer or Buyer's successors, assigns, or affiliates in connection with any Hazardous Materials on or in connection with the Property either before or after the Closing Date, except such Hazardous Materials on or in connection with the Property arising out of Seller's gross negligence or intentional misconduct.

     (e) Buyer agrees that it shall be purchasing the Property in its then present condition, as is, where is, and Seller has no obligations to construct or repair any improvements thereon or to perform any other act regarding the Property, except as expressly provided herein.

     (f) Buyer acknowledges that, having been given the opportunity to inspect the Property and such financial information on the Lessee and Guarantors of the Lease as Buyer or its advisors shall request, Buyer is relying solely on its own investigation of the Property and not on any


     Buyer Initial: /s/ V.D.F
     Purchase Agreement for Taco Cabana - San Antonio, TX





     information provided by Seller or to be provided except as set forth herein. Buyer further acknowledges that the information provided and to be provided by Seller with respect to the Property and to the Lessee and Guarantors of Lease was obtained from a variety of sources and Seller neither (a) has made independent investigation or verification of such information, or (b) makes any representations as to the accuracy or completeness of such information. The sale of the Property as provided for herein is made on an "AS IS" basis, and Buyer expressly acknowledges that, in consideration of the agreements of Seller herein, except as otherwise specified herein, Seller makes no warranty or representation, express or implied, or arising by operation of law, including, but not limited to, any warranty or condition, habitability, tenantability, suitability for commercial purposes, merchantability, or fitness for a particular purpose, in respect of the Property.

     The provisions (d) - (f) above shall survive closing.

13. Closing.

     (a) Before the Closing Date, Seller will deposit into escrow an executed special warranty deed conveying insurable title of the Property to Buyer, subject to the encumbrances contained in paragraph 8 above.

     (b) On or before the Closing Date, Buyer will deposit into escrow: the balance of the purchase price when required under Section 4; any additional funds required of Buyer, (pursuant to this agreement or any other agreement executed by Buyer) to close escrow. Both parties will sign the Co-Tenancy Agreement, and deliver to the escrow holder any other documents reasonably required by the escrow holder to close escrow.

     (c) On the Closing Date, if escrow is in a position to close, the escrow holder will: record the deed in the official records of the county where the Property is located; cause the title company to commit to issue the owners title policy purchase by Buyer; immediately deliver to Seller the portion of the purchase price deposited into escrow by cashier's check or wire transfer (less debits and prorations, if any); deliver to Seller and Buyer a signed counterpart of the escrow holder's certified closing statement and take all other actions necessary to close escrow.

14. Defaults. If Buyer defaults, Buyer will forfeit all rights and claims and Seller will be relieved of all obligations and will be entitled to retain all monies heretofore paid by the Buyer. Seller shall retain all remedies available to Seller at law or in equity.

     If Seller shall default, Buyer irrevocably waives any rights to file a lis pendens, a specific performance action or any other claim, action or proceeding of any type in connection with the Property or this or any other transaction involving the Property, and will not do anything to affect title to the Property or hinder, delay or prevent any other sale, lease or other transaction involving the Property (any and all of which will be null and void), unless: it has paid the First Payment, deposited the balance of the second payment for the purchase price into escrow, performed all of its other obligations and satisfied all conditions under this Agreement, and unconditionally notified Seller that it stands ready to tender full performance, purchase the Property and close escrow as per this Agreement, regardless of any alleged default or misconduct by Seller. Provided, however, that in no event shall Seller be liable for any actual, punitive, consequential or speculative damages arising out of any default by Seller hereunder.

15. Buyer's Representations and Warranties.

     a.  Buyer represents and warrants to Seller as follows:

     (i) In addition to the acts and deeds recited herein and contemplated to be performed, executed, and delivered by Buyer, Buyer shall perform,


     Buyer Initial: /s/ V.D.F
     Purchase Agreement for Taco Cabana - San Antonio, TX




     execute and deliver or cause to be performed, executed, and delivered at the Closing or after the Closing, any and all further acts, deeds and assurances as Seller or the Title Company may require and be reasonable in order to consummate the transactions contemplated herein.

     (ii) Buyer has all requisite power and authority to consummate the transaction contemplated by this Agreement and has by proper proceedings duly authorized the execution and delivery of this Agreement and the consummation of the transaction contemplated hereby.

     (iii) To Buyer's knowledge, neither the execution and delivery of this Agreement nor the consummation of the transaction contemplated hereby will violate or be in conflict with (a) any applicable provisions of law, (b) any order of any court or other agency of government having jurisdiction hereof, or (c) any agreement or instrument to which Buyer is a party or by which Buyer is bound.

16. Damages, Destruction and Eminent Domain.

     (a) If, prior to closing, the Property or any part thereof be destroyed or further damaged by fire, the elements, or any cause, due to events occurring subsequent to the date of this Agreement to the extent that the cost of repair exceeds $10,000.00, this Agreement shall become null and void, at Buyer's option exercised, if at all, by written notice to Seller within ten (10) days after Buyer has received written notice from Seller of said destruction or damage. Seller, however, shall have the right to adjust or settle any insured loss until (i) all contingencies set forth in Paragraph 6 hereof have been satisfied, or waived; and (ii) any five-day period provided for above in this Subparagraph 16a for Buyer to elect to terminate this Agreement has expired or Buyer has, by written notice to Seller, waived Buyer's right to terminate this Agreement. If Buyer elects to proceed and to consummate the purchase despite said damage or destruction, there shall be no reduction in or abatement of the purchase price, and Seller shall assign to Buyer the Seller's right, title, and interest in and to all insurance proceeds (pro-rata in relation to the Entire Property) resulting from said damage or destruction to the extent that the same are payable with respect to damage to the Property, subject to rights of any Tenant of the Entire Property.

     If the cost of repair is less than $10,000.00, Buyer shall be obligated to otherwise perform hereinunder with no adjustment to the Purchase Price, reduction or abatement, and Seller shall assign Seller's right, title and interest in and to all insurance proceeds pro-rata in relation to the Entire Property, subject to rights of any Tenant of the Entire Property.

     (b) If, prior to closing, the Property, or any part thereof, is taken by eminent domain, this Agreement shall become null and void, at Buyer's option. If Buyer elects to proceed and to consummate the purchase despite said taking, there shall be no reduction in, or abatement of, the purchase price, and Seller shall assign to Buyer the Seller's right, title, and interest in and to any award made, or to be made, in the condemnation proceeding pro-rata in relation to the Entire Property, subject to rights of any Tenant of the Entire Property.

      In the event that this Agreement is terminated by Buyer as provided above in Subparagraph 16a or 16b, the First Payment shall be immediately returned to Buyer (after execution by Buyer of such documents reasonably requested by Seller to evidence the termination hereof).

17. Buyer's 1031 Tax Free Exchange.

      While Seller acknowledges that Buyer is purchasing the Property as "replacement property" to accomplish a tax free exchange, Buyer acknowledges that Seller has made no representations, warranties, or agreements to Buyer or Buyer's agents that the transaction contemplated by the Agreement will qualify


     Buyer Initial: /s/ V.D.F
     Purchase Agreement for Taco Cabana - San Antonio, TX




for such tax treatment, nor has there been any reliance thereon by Buyer respecting the legal or tax implications of the transactions contemplated hereby. Buyer further represents that it has sought and obtained such third party advice and counsel as it deems necessary in regards to the tax implications of this transaction.

      Buyer wishes to novate/assign the ownership rights and interest of this Purchase Agreement to Exodus Exchange, Inc. who will act as Facilitator to perfect the 1031 exchange by preparing an agreement of exchange of Real Property whereby Exodus Exchange, Inc. will be an independent third party purchasing the ownership interest in subject property from Seller and selling the ownership interest in subject property to Buyer under the same terms and conditions as documented in this Purchase Agreement. Buyer asks the Seller to cooperate in the perfection of such an exchange at no additional cost or expense or delay in time. Buyer hereby indemnifies and holds Seller harmless from any claims and/or actions resulting from said exchange. Pursuant to the direction of Exodus Exchange, Inc., Seller will deed the Property to Buyer.

18. Cancellation

     If any party elects to cancel this Contract because of any breach by another party, the party electing to cancel shall deliver to escrow agent a notice containing the address of the party in breach and stating that this Contract shall be canceled unless the breach is cured within 13 days following the delivery of the notice to the escrow agent. Within three days after receipt of such notice, the escrow agent shall send it by United States Mail to the party in breach at the address contained in the Notice and no further notice shall be required. If the breach is not cured within the 13 days following the delivery of the notice to the escrow agent, this Contract shall be canceled.

19. Miscellaneous.

     (a) This Agreement may be amended only by written agreement signed by both Seller and Buyer, and all waivers must be in writing and signed by the waiving party. Time is of the essence. This Agreement will not be construed for or against a party whether or not that party has drafted this Agreement. If there is any action or proceeding between the parties relating to this Agreement the prevailing party will be entitled to recover attorney's fees and costs. This is an integrated agreement containing all agreements of the parties about the Property and the other matters described, and it supersedes any other agreements or understandings. Exhibits attached to this Agreement are incorporated into this Agreement.

     (b) If this escrow has not closed by September 30, 1997 through no fault of Seller, Seller may either, at its election, extend the Closing Date or exercise any remedy available to it by law, including terminating this Agreement.

     (c) Funds to be deposited or paid by Buyer must be good and clear funds in the form of cash, cashier's checks or wire transfers.

     (d) All notices from either of the parties hereto to the other shall be in writing and shall be considered to have been duly given or served if sent by first class certified mail, return receipt requested, postage prepaid, or by a nationally recognized courier service guaranteeing overnight delivery to the party at his or its address set forth below, or to such other address as such party may hereafter designate by written notice to the other party.



     Buyer Initial: /s/ V.D.F
     Purchase Agreement for Taco Cabana - San Antonio, TX

     If to Seller:

          Attention:  Robert P. Johnson
          AEI Real Estate Fund XVIII Limited Partnership
          1300 Minnesota World Trade Center
          30 E. 7th Street
          St. Paul, MN  55101

     If to Buyer:

          Vito DeVito Francesco, Secretary/Treasurer
          P.O. Box 591
          Ontario, CA  91762

      When accepted, this offer will be a binding agreement for valid and sufficient consideration which will bind and benefit Buyer, Seller and their respective successors and assigns. Buyer is submitting this offer by signing a copy of this offer and delivering it to Seller. Seller has five (5) business days from receipt within which to accept this offer.

      IN WITNESS WHEREOF, the Seller and Buyer have executed this Agreement effective as of the day and year above first written.

BUYER:   NICK DEVITO, INC.

          By:/s/ Vito DeVito Francesco
                 Vito DeVito Francesco, Secretary/Treasurer


SELLER:   AEI  REAL  ESTATE  FUND XVIII  LIMITED  PARTNERSHIP,  a
          Minnesota limited partnership.

           By: AEI Fund Management XVIII, Inc., its corporate general partner

           By: /s/ Robert P Johnson
                   Robert P. Johnson, President




     Buyer Initial: /s/ V.D.F
     Purchase Agreement for Taco Cabana - San Antonio, TX




                         Exhibit A

                      Legal Description


     Lot 31, Blck 1, New City Block 15600, CKE Subdivision, Unit 3, an addition to the City of San Antonio, Bexar County, Texas, according to the map or plat thereof, recorded in Volume 9504, Page 182, Deed and Plat Records of Bexar County, Texas.




                             EXHIBIT B

               CONSENTS AND ACKNOWLEDGMENTS CONCERNING
                         NET LEASE AGREEMENT

           This Consents and Acknowledgments Concerning Net Lease Agreement (the "Consent") is executed this 2nd day of June, 1994, by and between AEI Real Estate Fund XVIII Limited Parntership (the "Landlord"), Taco Cabana, Inc. ("TC") and Felix L. Stehling and Billie Jo Stehling (the "Guarantor").

                         W I T N E S S E T H:

           WHEREAS, pursuant to that certain Net Lease Agreement dated July 19, 1991 (the "Lease"), Landlord leased to TC those certain restaurant premises, located at 6867 New Highway 90 West, San Antonio, Texas (the "Premises"); and

           WHEREAS, pursuant to that certain General Assignment and Assumption of Leases, Contracts and Rights (the "First Assignment") dated October 31, 1993, TC assigned all of its right, title and interest in and to the Lease to TC Lease Holdings III, V and VI, Inc.; and

           WHEREAS, pursuant to that certain General Assignment and Assumption of Leases Contracts and Rights (the "Second Assignment") dated October 31, 1993, TC Lease Holding II, V and VI, Inc. assigned all of its right, title and interest in and to the Lease to Texas Taco Cabana, L.P. ("Taco L.P."); and

           WHEREAS, the parties hereto desire to consent to the aforesaid assignments and to acknowledge their continuing liability under the Lease.

          NOW, THEREFORE, the parties hereto agree as follows:

            1. Landlord hereby expressly consents to the assignments of the Lease pursuant to the terms of the First Assignment and the Second Assignment. Landlord acknowledges and agrees that such assignments do not constitue any type of breach or default under the Lease and that the Taco L.P. shall be entitled to all of the rights and obligations of the "Tenant" under the Lease.

           2. TC herby expressly consents to the assignments of the Lease pursuant to the terms of the First Assignment and the Second Assignment. TC acknowledges and agrees that is shall remain fully liable for all of the obligations of the "Tenant" under the Lease.

            3. Guarantor herby expressly consents to the assignments of the Lease pursuant to the terms of the First Assignment and the Second Assignment. Grantor acknowledges and agrees that he shall remain fully liable for all of the obligations of the "Guarantor" under that certain Guarantee of Lease dated July 19, 1991, executed in connection with the Lease.

           4. This Agreement and each and every covenant, agreement, and other provision hereof shall be binding upon and shall inure to the benefit of, the parties hereto and their respective heirs, administrators, representatives, successors and assigns.

          EXECUTED the day and year first written above.


     AEI REAL ESTATE FUND XVIII              TACO CABANA, INC.
     LIMITED PARTNERSHIP

     BY: AEI Fund Management XVIII,           BY: /s/ James A Eliasberg
         Inc., General Partner              NAME: James A Eliasberg
                                           TITLE: Senior Vice President,
                                                  General Counsel

     BY:  /s/ Robert P Johnson
   NAME:  Robert P Johnson                        /s/ Felix L Stehling
  TITLE:  Pres                                     Felix L Stehling



                                                 /s/ Billie Jo Stehling
                                                     Billie Jo Stehling



     THE STATE OF MINNESOTA

     COUNTY OF RAMSEY

           The foregoing instrument was acknowledged before me this 2nd day of June, 1994, by Robert P Johnson, President of AEI Fund Management XVIII, Inc., General Partner of AEI Real Estate Fund XVIII Limited Partnership on behalf of said limited partnership.


                                   /s/ Michael B Daugherty
     [notary seal]                 Notary Public in and for
                                   The State of Minnesota




     THE STATE OF TEXAS

     COUNTY OF BEXAR

           The foregoing instrument was acknowledged before me this 27th day of May, 1994, by James A Eliasberg, Senior
     Vice  Presidetn,  General Counsel of Taco  Cabana,  Inc.,  a
     Delaware corporation, on behalf of the corporation.

                                   /s/ Michelle Rocher
                                   Notary Public in and for The
                                   State of Texas




     THE STATE OF TEXAS

     COUNTY OF BEXAR


           This instrument was acknowledged before me on the 26th day of May, 1994, by Felix L. Stehling and Billie Jo
     Stehling.


                                   /s/ Diane L. Troy
                                       Notary Public in and for
                                       The State of Texas




               GENERAL ASSIGNMENT AND ASSUMPTION OF LEASES,
                         CONTRACTS AND RIGHTS


     THE STATE OF TEXAS

     COUNTY OF BEXAR
                                 KNOW ALL MEN BY THESE PRESENTS:


            That   TACO  CABANA,  INC.,  a  Delaware  corporation
     (hereinafter referred to as "Assignor"), whose address is 262 Losoya, Suite 330, San Antonio, Bexar County, Texas 78205, for and in consideration of the sum of Ten Dollars and No/100 Dollars ($10.00), cash, and other good and valuable consideration to it paid by TC LEASE HOLDINGS III, V and VI, INC., a Texas corporation, whose business address is 262 Losoya, Suite 330 San Antonio, Bexar County, Texas 78205, (hereinafter referred to as "Assignee"), has ASSIGNED, SOLD and TRANSFERRED, and by these presents does ASSIGN, SELL and TRANSFER, unto Assignee all of the following:

           (a) All right, titles, and interest of Assignor, as a tenant or lessee, as the case may be, under all leases with a landlord or lessor, as the case may be, for the operation of "Taco Cabana" restaurants located in the State of Texas (all said leases being listed on Exhibit A hereto and being hereinafter referred to collectively as the "Leases"), together with all contractual rights and benefits accruing to tenant or lessee, as the case may be, pursuant to said Leases on and after the date of delivery of this instrument; and

          (b) All of Assignor's rights and interests, if any, to the extent assignable, under all warranties and guaranties relating to the property and rights that are the subject of the Leases (all said rights and interests being hereinafter referred to collectively as the "Rights"); and

           (c) All of Assignor's right, title, and interest, if any, to the extent assignable, in maintenance, management, service and other contracts and agrrments relating to the property and rights that are the subject of the Leases (all said contracts and agreements being hereinafter referred to collectively as the "Service Agreements").

           But, with respect to any particular Lease, and the Rights and Services Agreements related thereto, if any, this assignment, sale and transfer is made by Assignor and accepted by Assignee subject to the consent of the landlord or lessor, as the case may be, under such Lease (hereafter, the Landlord"), and of the contracting parties other than Assignor under any such related Rights and Services Agreement, to the extent such consent is required in order to effect the transfers contemplated herein.



                         Taco Cabana, Inc.
                              (DEL)

   A. T.C. Management, Inc.      B. TC Lease Holdings        C.  Taco Cabana
          (DEL)                     III, V and VI, Inc.    (TX)Investments,Inc.
                                                                  (DEL)

   D. Taco  Cabana Management, Inc                       E. Get  Real, Inc.
       (TX)  General Partner                             (DEL) Limited Partner

                              F. Texas Taco Cabana, L.P.
                                        (TX)



           TO HAVE AND TO HOLD said Leases, Rights and Service Agreements, together with all and singular the rights and appurrenances thereto in anywise belonging unto the said Assignee, his heirs and assigns, forever, without warranty.

           As a further part of the consideration to Asignor for the sale, transfer and assignment of said Leases, Rights and Service Agreements, Assignee, by acceptance hereof, hereby assumes and agrees to perform all of the responsibilities and obligations of Assignor under said Leases, Rights and Service Agreements arising and accruing from and after the effective date of this instrument; provided that, to the extent that prior to such effective date Assignor was obligated to perform such responsibilities and obligations pursuant to said Leases, Rights and Service Agreements, Assignor shall from and after the effective date remain obligated to perform such responsibilites and obligations, if Assignee fails to perform such responsibilities and obligations.

           Assignee acknowledges receipt from Assignor of all Assignor's interests, if any, in security deposits Assignor has paid to or deposited with any Landlord pursuant to the Leases.

            This   Assignment  of  Leases,  Rights  and   Service
     Agreements may be executed in one or more counterparts, and each such counterpart, when so executed and delivered, shall constitute but one and the same instrument.

            A   facsimile  of  an  executed  couterpart  of  this
     instrument shall be deemed to be an original executed couterpart.

           EXECUTED on the dates set forth below to be effective as of the 31st day of October, 1993.


     ASSIGNOR:                     ASSINGEE

     TACO CABANA, INC.                  TC LEASE HOLDINGS III, V and VI,
     a Delaware Corporation             INC., a Texas corporation

     By:  /s/ Richard Cervera           By:  /s/ Richard Cervera
     Printed Name:  Richard Cervera     Printed  Name: Richard Cervera
     Title:  President                  Title:  President



     THE STATE OF TEXAS

     COUNTY OF BEXAR

           Before me, the undersigned authority, on this day personally appeared Richard Cervera, President of TACA CABANA, INC., a Delaware corporation, known to me to be the person and officer whose name is subscribed to the foregoing instrument, and acknowledged to me that he executed the same for the purposes and consideration therein expressed, in the capacity therein stated and as the act and deed of said coporation.

          Given under my hand and seal of office this 28th day of October, 1993.

     By:  /s/ J. Gayle Gawlik
     Printed Name: Gayle Gawlik
               Notary Publice in and for
               Bexar County, Texas

     My commission expires:
     06-09-97                           [notary seal]



     THE STATE OF TEXAS

     COUNTY OF BEXAR

           Before me, the undersigned authority, on this day personally appeared Richard Cervera, President of TC LEASE HOLDINGS III, V and VI, INC., a Texas corporation, known to me to be ther person and officer whose name is subscribed to the foregoing instrument, and acknowledged to me that he executed the same for the purposes and consideration therein expressed, in the capacity therein stated and as the act and deed of said corporation.

          Given under my hand and seal of office this 28th day of October, 1993.

     By:  /s/ J Gayle Gawlik
     Printed Name: J. Gayle Gawlik
          Notary Publice in and for
          Bexar County, Texas

     My commission expires:
          06-09-97
                                        [notary seal]




                         Taco Cabana, Inc.
                              (DEL)

   A. T.C. Management, Inc.      B. TC Lease Holdings       C.  Taco Cabana
           (DEL)                    III, V and VI, Inc.    (TX)Investments,Inc.
                                                                  (DEL)

   D. Taco Cabana Management, Inc               E. Get Real, Inc.
      (TX)  General Partner                    (DEL) Limited Partner

                         F. Texas Taco Cabana, L.P.
                                    (TX)



          GENERAL ASSIGNMENT AND ASSUMPTION OF LEASES,
                    CONTRACTS AND RIGHTS


     THE STATE OF TEXAS

     COUNTY OF BEXAR

                                     KNOW ALL MEN BY THESE PRESENTS:

           That TC LEASE HOLDINGS III, V and VI, INC., a Texas corporation (hereinafter referred to as "Assignor"), whose address is 262 Losoya, Suite 330, San Antonio, Bexar County, Texas 78205, for and in consideration of the sum of Ten Dollars and No/100 Dollars ($10.00), cash, and other good and valuable consideration to it paid by TEXAS TACO CABANA, L.P., a Texas limited partnership, whose addres is 262 Losoya, Suited 330, San Antonio, Bexar County, Texas 78205, (hereinafter referred to as "Assignee"), has ASSIGNED SOLD and TRANSFERRED, and by these presents does ASSIGN, SELL and TRANSFER, unto Assignee all of the following:

           (a) All right, title, and interest of Assignor, as a tenant or lessee, as the case may be, under all leases with a landlord or lessor, as the case may be, for the operation of "Taco Cabana" restaurants located in the State of Texas, which leases were assigned to Assignor by Taco Cabana, Inc. (a Delaware corporation) on the same date of but immediately preceding this assignment (all said leases being listed on Exhibit A hereto and being together with all contractual rights and benefits accruing to tenant or lessee, as the case may be, pursuant to said Leases on and after the date of delivery of this instrument; and

           (b) All of Assignor's rights and interests, if any,j to the extent assignable, under all warranties and guaranties relating to the property and rights that are the subject of the Leases (all said rights and interests being hereinafter referred to collectively as the "Rights"); and

           (c) All of Assignor's right, title, and interest, if any, to the extent assignable, in maintenance, management, service and other contracts and agreements relating to the property and rights that are the subject of the Leases (all said contracts and agreements being hereinafter referred to collectively as the "Service Agreements").

           But, with respect to any particular Lease, and the Rights and Services Agreements related thereto, if any, this assignment, sale and transfer is made by Assignor and accepted by Assignee subject to the consent of the landlord or lessor, as the case may be, under such Lease (hereafter, the Landlord"), and of the contracting parties other than Assignor under any such related Rights and Services Agreements, to the extent such consent is required in order to effect the transfers contemplated herein.

           TO HAVE AND TO HOLD said Leases, Rights and Service Agreements, together with all and singular the rights and appurtenances thereto in anywise beloinging unto the said Assignee, his heirs and assigns, forever, without warranty.

           As a further part of the consideration to Assignor for the sale, transfer and assignment of said Leases, Rights and Service Agreements, Assignee, by acceptance hereof, hereby assumes and agrees to perform all of the responsibilities and obligations of Assignor under said Leases, Rights and Service Agreements arising and accruing from and after the effective date of delivery of this instrument; provided that, to the extent that prior to such effective date Assignor was obligated to perform such responsibilities and obligations pursuant to said Leases, Rights and Service Agreement, Assignor shall from and after the effective date reamin obligated to perform such responsibilities and obligations, if Assignee fails to perform such responsibilities and obligations.

           Assignee acknowledges receipt from Assignor of all Assignor's interests, if any, in security deposits Assignor has paid to or deposited with any Landlord pursuant to the Leases.

            This Assignment of Leases, Rights and Service Agreements may be executed in one or more counterparts, and each such conuterjpart, when so executed and delivered, shall constitute an original instrument, ans all such separate counterparts shall constitute but one and the same instrument.

            A facsimile of an executed counterpart of this instrument shall be deemed to be an original executed counterpart.

           EXECUTED on the dates set forth below to be effective as of the 31st day of October, 1993.


     ASSIGNOR:                          ASSINGEE:

     TC  LEASE HOLDINGS III, V AND VI,        TEXAS TACO  CABANA, L.P. A
     INC., a Texas corporation                Texas limited partnership

     By:  /s/ Richard Cervera                 By: /s/ Richard Cervera
     Printed Name: Richard Cervera            Printed Name: Richard Cervera
     Title: President                         Title: President



     THE STATE OF TEXAS

     COUNTY OF BEXAR

           Before me, the undersigned authority, on this day personally appeared Richard Cervera, President of TC LEASE HOLDINGS III, V and VI, INC., a Texas corporation, known to me to be the person and officer whose name is subscribed to the foregoing instrument, and acknowledged to me that he executed the same for the purposes and consideration therein expressed, in the capacity therein stated and as the act and deed of said corporation.

           Given under my hand and seal of office this 28 day of October, 1993.

     By:  /s/ J. Gayle Gawlik
     Printed Name: J. Gayle Gawlik
          Notary Publice in and for
          Bexar County, Texas

     My commission expires:
     06-09-97                           [notary seal]



     THE STATE OF TEXAS

     COUNTY OF BEXAR

           Before me, the undersigned authority, on this day personally appeared Richard Cervera, President of TACO CABANA MANAGEMENT, INC., a Texas corporation, the general partner of TEXAS TACO CABANA, L.P., a Texas limited partnership, known to me to be the preson and officer whose name is subscribed to the foregoing instrument, and acknowledged to me that he executed the same for the
     purposes  and  consideration  therein  expressed,   in   the
     capacity therein stated, and as the act and deed of said corporation acting as said general partner.

           Given under my hand and seal of office this 28 day of October, 1993.

     By:  /s/ J. Gayle Gawlik
     Printe Name: J. Gayle Gawlik
          Notary Public in and for
          Bexar County, Texas


     My commission expires:

     06-09-97                           [notary seal]